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EXHIBIT 10.19

October 31, 2003

Gary C. Wetzel
Senior Vice President and Chief Financial Officer
Von Hoffmann Corporation
1000 Camera Avenue
St. Louis, MO 63126
314 966 0909

Dear Gary:

        This letter is in reference to the letter agreement (the "Engagement Letter"), dated March 26, 2002, between Von Hoffmann Corporation ("Von Hoffmann") and Credit Suisse First Boston Corporation (n/k/a Credit Suisse First Boston LLC, "CSFB"), regarding the engagement of CSFB as a financial advisor to Von Hoffmann.

        Section 2(a) of the Engagement Letter provides for an annual advisory fee of $500,000 (the "Annual Fee") to be paid in quarterly installments by Von Hoffmann to CSFB. In consideration of a separate $900,000 fee payable by Von Hoffmann to CSFB for structuring advice with respect to Von Hoffmann's acquisition of The Lehigh Press, Inc. and related financing (the "Structuring Fee"), CSFB hereby irrevocably waives its rights to receive the unpaid portion of the Annual Fee for the calendar year 2003 and the Annual Fee for all future years in which the Engagement Letter is effective; provided, however, that CSFB shall be entitled to payment of the Annual Fee, or any pro rata portion thereof, for any future year or years in which the Engagement Letter is effective as may be mutually agreed upon by CSFB and Von Hoffmann in writing.

        Additionally, the parties agree that the $250,000 previously paid by Von Hoffmann to CSFB in respect of the first two fiscal quarters during the calendar year 2003 under the Engagement Letter shall be deducted from the Structuring Fee.

        All other provisions of the Engagement Letter (including Annex A thereto) shall remain in full force and effect.

Very truly yours,
CREDIT SUISSE FIRST BOSTON LLC
By:	/s/ MARC WARM Name: Marc Warm Title: Director

ACCEPTED AND AGREED:

VON HOFFMANN CORPORATION

By:	/s/ GARY C. WETZEL
Name: Gary C. Wetzel Title: Senior Vice President and Chief Financial Officer

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  EXHIBIT 10.19